Exhibit 10.1

CONTRIBUTION AGREEMENT

By and Among

PENN VIRGINIA RESOURCE GP CORP.,

PENN VIRGINIA GP HOLDINGS, L.P.,

And

PVG GP, LLC

Dated as of June 7, 2010

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

CONTRIBUTION AND DISTRIBUTION TRANSACTIONS

i

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of June 7, 2010 (this “Contribution Agreement”), is by and among PENN VIRGINIA RESOURCE GP CORP., a Delaware corporation (“PVR GP Corp”), PENN VIRGINIA GP HOLDINGS, L.P., a Delaware limited partnership (“PVG”), and PVG GP, LLC, a Delaware limited liability company and the general partner of PVG (“PVG GP”). The above-named entities are sometimes referred to in this Contribution Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

W I T N E S S E T H:

WHEREAS, PVR GP Corp owns a 100% limited liability company interest in PVG GP;

WHEREAS, PVR GP Corp desires to transfer all of the limited liability company interests it owns in PVG GP to PVG, to admit PVG as a substitute member of PVG GP, and to cease to be a member of PVG GP; and

WHEREAS, PVG desires to acquire all of the limited liability company interests in PVG GP owned by PVR GP Corp, and to be admitted to PVG GP as a substitute member of PVG GP.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Contribution Agreement referred to below:

“consent” has the meaning given to it in Section 3.1(e) of this Contribution Agreement.

“Contribution Agreement” has the meaning given to it in the Preamble of this Contribution Agreement.

“Governmental Authority” has the meaning given to it in Section 3.1(d) of this Contribution Agreement.

“PVG” has the meaning given to it in the Preamble of this Contribution Agreement.

“PVG GP” has the meaning given to it in the Recitals of this Contribution Agreement.

“PVG GP Agreement” means the First Amended and Restated Limited Liability Company Agreement of PVG GP, dated as of December 8, 2006, as amended by Amendment No. 1 thereto, dated as of March 31, 2010.

“PVR GP Corp” has the meaning given to it in the Preamble of this Contribution Agreement.

“Transferred GP Interest” has the meaning given to it in Section 2.1 of this Contribution Agreement.

ARTICLE II

CONTRIBUTION AND DISTRIBUTION TRANSACTIONS

Section 2.1 Contribution of Interest in PVG GP, LLC by PVR GP Corp. Notwithstanding any provision of the PVG GP Agreement, including Article V thereof, PVR GP Corp hereby grants, contributes, bargains, assigns, transfers, sets over and delivers to PVG, its successors and assigns, for its and their own use forever, a 100% limited liability company interest in PVG GP (the “Transferred GP Interest”). PVG hereby accepts the Transferred GP Interest and acknowledges receipt thereof. Following such assignment, the Percentage Interest (as defined in the PVG GP Agreement) of PVR GP Corp shall be 0% and the Percentage Interest of PVG shall be 100%.

Section 2.2 Admission of PVG as a Member of PVG GP. Notwithstanding any provision of the PVG GP Agreement, including Article V thereof, simultaneously with the assignment described in Section 2.1 of this Contribution Agreement, PVG is hereby admitted to PVG GP as a substitute member of PVG GP and ratifies and agrees to be bound by the PVG GP Agreement.

Section 2.3 Section 2.3 Cessation of PVG GP Corp as a Member of PVG GP. Notwithstanding any provision of the PVG GP Agreement, including Section 2.12(c) thereof, simultaneously with the admission of PVG as a substitute member of PVG GP pursuant to Section 2.2 of this Contribution Agreement, PVR GP Corp shall cease to be a member of PVG GP and shall cease to have or exercise any right or power as a member of PVG GP.

Section 2.4 Section 2.4 Continuation of PVG GP. The parties hereto agree that the assignment of the Transferred GP Interest, the admission of PVG as a substitute member of PVG GP and the ceasing of PVR GP Corp to be a member of PVG GP shall not dissolve PVG GP, and the business of PVG GP shall continue.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of PVR GP Corp. PVR GP Corp hereby represents and warrants to PVG as follows as of the date of this Contribution Agreement:

(a) PVR GP Corp has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby. PVR GP Corp is the sole member of PVG GP.

(b) As of the date of this Contribution Agreement, following the consummation of the transaction described in Section 2.1 of this Contribution Agreement, PVG owns 100% of the issued and outstanding limited liability company interests in PVG GP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of PVR GP, as amended, restated, supplemented or otherwise modified on or prior to the date of this Contribution Agreement, and PVG owns such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

(c) All corporate action required to be taken by PVR GP Corp or any of its equityholders for the authorization, execution and delivery of this Contribution Agreement and the consummation of the transactions contemplated by this Contribution Agreement has been validly taken.

(d) None of the (i) the execution, delivery and performance of this Contribution Agreement by PVR GP Corp or (ii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of incorporation or bylaws of PVR GP Corp, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which PVR GP Corp is a party or by which PVR GP Corp or any of its properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any Governmental Authority or body having jurisdiction over PVR GP Corp, or any of its properties or assets or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PVR GP Corp, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a material adverse effect on (I) the transactions contemplated by this Contribution Agreement or (II) the ownership and use by PVG of the Transferred GP Interest at or after the date of this Contribution Agreement. “Governmental Authority” means (i) the United States of America, (ii) any state, province, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, or of any state, province, county, municipality or other governmental subdivision within the United States of America.

(e) No permit, consent, approval, authorization, order, registration, filing or qualification (a “consent”) of or with any Governmental Authority or body having jurisdiction over PVR GP Corp or any of its respective properties is required in connection with (i) the execution, delivery and performance of this Contribution Agreement by PVR GP Corp or (ii) the consummation by PVR GP Corp of the transactions contemplated by this Contribution Agreement, except for such consents that have been obtained.

Section 3.2 Representations and Warranties of PVR GP Corp and PVG. Each of PVR GP Corp and PVG hereby represents and warrants as follows as of the date of this Contribution Agreement:

(a) The assignment of the Transferred GP Interest and the admission of PVG as a member of PVG GP is being made in accordance with Applicable Laws (as defined in the PVG GP Agreement).

(b) The matters set forth in Sections 5.7(a)(i) and 5.7(a)(ii) of the PVG GP Agreement as applied to this Contribution Agreement are true and correct.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Contribution Agreement, or which are intended to be so granted or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Contribution Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Contribution Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Headings; References; Interpretation. All Article and Section headings in this Contribution Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof” and “herein” and words of similar import, when used in this Contribution Agreement, shall refer to this Contribution Agreement as a whole, including, without limitation, any and all schedules and exhibits attached hereto, and not to any particular provision of this Contribution Agreement. All personal pronouns used in this Contribution Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 5.2 Successors and Assigns. This Contribution Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.3 No Third Party Rights. The provisions of this Contribution Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Contribution Agreement.

Section 5.4 Counterparts. This Contribution Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 5.5 Governing Law. This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

Section 5.6 Severability. If any of the provisions of this Contribution Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Contribution Agreement. Instead, this Contribution Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Contribution Agreement at the time of execution of this Contribution Agreement.

Section 5.7 Amendment or Modification. This Contribution Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Contribution Agreement.

Section 5.8 Integration. This Contribution Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Contribution Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Contribution Agreement. Except as amended hereby, the PVG GP Agreement shall remain in full force and effect until amended in accordance with its terms.

Section 5.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Contribution Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 5.10 Notice Address of PVG. The address of PVG for notices for purposes of the PVG GP Agreement shall be:

Penn Virginia GP Holdings, L.P.

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, PA 19087

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

PENN VIRGINIA RESOURCE GP CORP.

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President and Chief Administrative Officer

PENN VIRGINIA GP HOLDINGS, L.P.

By:	PVG GP, LLC, its general partner

By:	/s/ WILLIAM H. SHEA, JR.
Name:	William H. Shea, Jr.
Title:	President and Chief Executive Officer

PVG GP, LLC

By:	/s/ WILLIAM H. SHEA, JR.
Name:	William H. Shea, Jr.
Title:	President and Chief Executive Officer

Signature Page to Contribution Agreement